

                                                   KEY AUTO FINANCE TRUST 1997-2
                                      MONTHLY STATEMENT TO NOTEHOLDERS AND CERTIFICATEHOLDERS
                                                   Servicer: Key Bank USA, N.A.
                                             Indenture Trustee: Bankers Trust Company
                                           Owner Trustee: Chase Manhattan Bank Delaware


Collection Period:   July 1, 1998 to July 31, 1998
Distribution Date:   August 17, 1998


Statement for Class A, Class B and Class C Noteholders and Certificateholders                          Per $1,000 of Original
Pursuant to Section 5.6 of the Sale and Servicing Agreement                                           Class A/B/C Note Amount
                                                                                                        or Certificate Amount
                                                                                                      -------------------------
(i)  Principal Distribution
        Class A-1 Note  Amount                                                                     0.00               0.0000000
        Class A-2 Note  Amount                                                            26,993,581.12             204.4968267
        Class A-3 Note  Amount                                                                     0.00               0.0000000
        Class A-4 Note  Amount                                                                     0.00               0.0000000
        Class A-5 Note  Amount                                                                     0.00               0.0000000
        Class A-P Note  Amount                                                             5,799,583.43              46.3966674
        Class B  Note  Amount                                                              2,752,471.14              43.2642430
        Class C  Note  Amount                                                              1,051,321.11              43.2642430
        Certificates  Amount                                                                 557,148.88              32.2424119


(ii)  Interest Distribution
        Class A-1 Note  Amount                                                                     0.00               0.0000000
        Class A-2 Note  Amount                                                               690,705.33               5.2326161
        Class A-3 Note  Amount                                                               762,500.00               5.0833333
        Class A-4 Note  Amount                                                               758,500.00               5.1250000
        Class A-5 Note  Amount                                                               790,625.00               5.2083333
        Class A-P Note  Amount                                                               633,789.80               5.0703184
        Class B  Note  Amount                                                                331,724.67               5.2141570
        Class C  Note  Amount                                                                133,743.13               5.5038324
        Certificates  Amount                                                                 115,328.16               6.6740832


(iii)    Total Pool Balance of Notes and Certificates (end of Collection Period)         766,616,164.03


(iv)    Class A-1 Notes Balance (end of Collection Period)                                         0.00
        Class A-1 Pool Factor (end of Collection Period)                                                              0.0000000
        Class A-2 Notes Balance (end of Collection Period)                                98,798,859.51
        Class A-2 Pool Factor (end of Collection Period)                                                              0.7484762
        Class A-3 Notes Balance (end of Collection Period)                               150,000,000.00
        Class A-3 Pool Factor (end of Collection Period)                                                              1.0000000
        Class A-4 Notes Balance (end of Collection Period)                               148,000,000.00
        Class A-4 Pool Factor (end of Collection Period)                                                              1.0000000


                                                   KEY AUTO FINANCE TRUST 1997-2
                                      MONTHLY STATEMENT TO NOTEHOLDERS AND CERTIFICATEHOLDERS
                                                   Servicer: Key Bank USA, N.A.
                                             Indenture Trustee: Bankers Trust Company
                                           Owner Trustee: Chase Manhattan Bank Delaware


Collection Period:   July 1, 1998 to July 31, 1998
Distribution Date:   August 17, 1998


Statement for Class A, Class B and Class C Noteholders and Certificateholders                            Per $1,000 of Original
Pursuant to Section 5.6 of the Sale and Servicing Agreement                                             Class A/B/C Note Amount
                                                                                                          or Certificate Amount
                                                                                                        -------------------------
        Class A-5 Notes Balance (end of Collection Period)                                 151,800,000.00
        Class A-5 Pool Factor (end of Collection Period)                                                                1.0000000
        Class A-P Notes Balance (end of Collection Period)                                 117,866,719.56
        Class A-P Pool Factor (end of Collection Period)                                                                0.9429338
        Class B Notes Balance (end of Collection Period)                                    60,433,180.17
        Class B Pool Factor (end of Collection Period)                                                                  0.9499085
        Class C Notes Balance (end of Collection Period)                                    23,082,777.08
        Class C Pool Factor (end of Collection Period)                                                                  0.9499085
        Certificates Balance (end of Collection Period)                                     16,634,627.70
        Certificates Pool Factor (end of Collection Period)                                                             0.9626521


(v)  Basic Servicing Fee                                                                       661,084.91               0.6320334


(vi)    Aggregate Realized Losses                                                            2,604,241.44
        Aggregate Net Losses                                                                 1,709,516.02


(vii)   Reserve Account Balance after Giving Effect to Payments                             30,339,203.67
        Made on Distribution Date
        Specified Reserve Account Balance after Giving Effect to Payments                   30,339,203.67
        Made on Distribution Date
        Distribution to Seller from Reserve Account                                                  0.00
        Draws on Reserve Account                                                                     0.00
        Deposits to Reserve Account                                                                  0.00
        Class C Reserve Account Balance after Giving Effect to Payments                      5,229,826.00
        Made on Distribution Date
        Specified Class C Reserve Account Balance after Giving Effect to                     5,229,826.00
        Payments Made on Distribution Date
        Distribution to Seller from Class C Reserve Account                                          0.00
        Draws on Class C Reserve Account                                                             0.00
        Deposits to Class C Reserve Account                                                          0.00


(viii)  Class A-1 Notes Interest Carryover Shortfall                                                 0.00               0.0000000
        Class A-2 Notes Interest Carryover Shortfall                                                 0.00               0.0000000
        Class A-3 Notes Interest Carryover Shortfall                                                 0.00               0.0000000
        Class A-4 Notes Interest Carryover Shortfall                                                 0.00               0.0000000
        Class A-5 Notes Interest Carryover Shortfall                                                 0.00               0.0000000
        Class A-P Notes Interest Carryover Shortfall                                                 0.00               0.0000000
        Class B Notes Interest Carryover Shortfall                                                   0.00               0.0000000
        Class C Notes Interest Carryover Shortfall                                                   0.00               0.0000000
        Certificates Interest Carryover Shortfall                                                    0.00               0.0000000




                                                   KEY AUTO FINANCE TRUST 1997-2
                                      MONTHLY STATEMENT TO NOTEHOLDERS AND CERTIFICATEHOLDERS
                                                   Servicer: Key Bank USA, N.A.
                                             Indenture Trustee: Bankers Trust Company
                                           Owner Trustee: Chase Manhattan Bank Delaware


Collection Period:   July 1, 1998 to July 31, 1998
Distribution Date:   August 17, 1998


Statement for Class A, Class B and Class C Noteholders and Certificateholders                            Per $1,000 of Original
Pursuant to Section 5.6 of the Sale and Servicing Agreement                                             Class A/B/C Note Amount
                                                                                                          or Certificate Amount
                                                                                                        -------------------------
        Class A-1 Notes Principal Carryover Shortfall                                               0.00               0.0000000
        Class A-2 Notes Principal Carryover Shortfall                                               0.00               0.0000000
        Class A-3 Notes Principal Carryover Shortfall                                               0.00               0.0000000
        Class A-4 Notes Principal Carryover Shortfall                                               0.00               0.0000000
        Class A-5 Notes Principal Carryover Shortfall                                               0.00               0.0000000
        Class A-P Notes Principal Carryover Shortfall                                               0.00               0.0000000
        Class B Notes Principal Carryover Shortfall                                                 0.00               0.0000000
        Class C Notes Principal Carryover Shortfall                                                 0.00               0.0000000
        Certificates Principal Carryover Shortfall                                                  0.00               0.0000000


(ix)  Additional Principal Distributable Amount                                             2,332,300.86


(x)   Aggregate Purchase Amount of Receivables Repurchased by the                                   0.00
      Seller or purchased by Servicer


(xi)  Delinquent Contracts
                                                                                          Number               Balance
                                                                                 ------------------------------------------------
           30-59 Days                                                                      1574                    15,568,884.49
           60-89 Days                                                                       375                     3,547,701.36
           90 Days or More                                                                  345                     3,282,765.83


ADDITIONAL INFORMATION REQUESTED BY BLOOMBERG:

Weighted Average Coupon of Remaining Portfolio (WAC)                                           0.1149982
Weighted Average Remaining Term of Remaining Portfolio                                        41.3140171

Net Loss Ratio as of Each Collection Period
     (i)   Second Preceding Collection Period                                                  0.0073158
     (ii)  Preceding Collection Period                                                         0.0067442
     (iii) Current Collection Period                                                           0.0066099
     (vi)  Three Month Average                                                                 0.0068900

Ending Portfolio Balance                                                                  758,480,091.76




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